EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in (1) Registration Statement No. 33-308415 on Form S-3 related to the Dividend Reinvestment and Common Stock Purchase Plan, (2) Registration Statement No. 333-6154 related to the 2000 Stock Incentive Plan, (3) Shelf Registration Statement No. 33-32119 on Form S-4, (4) Registration Statement No. 333-69807 and 333-3124 related to the 1993 Amended and Restated Stock Option and Restricted Stock Plan, (5) Shelf Registration Statement No. 333-69675 on Form S-3, and (6) Shelf Registration Statement No. 333-112731 on Form S-3 related to the registration of 18,118,246 common shares, of our report dated January 27, 2004, except for Note 20 as to which the date is February 13, 2004, with respect to the consolidated financial statements and financial statement schedules of Omega Healthcare Investors, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2003.


                                                   /s/ Ernst & Young LLP

Chicago, Illinois
February 18, 2004